Exhibit 99.1
NEWS RELEASE

For further information, contact:	W. Todd Zehnder, Vice President — Corporate Communications (337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES INITIAL ASSESSMENT AFTER HURRICANE KATRINA
LAFAYETTE, LA — August 31, 2005 — PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today that its initial visual assessment of its Gulf Coast production facilities has been completed and there is no apparent structural damage to any of the facilities representing the majority of its Gulf Coast oil and gas production. The Company is currently attempting to board all of its facilities to complete a more detailed assessment and begin restoring production. The timing of the production restoration is contingent upon several factors outside of the Company’s control including pipelines and processing plants operated by third parties, as well as the availability of goods and services from third parties.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, Texas and Oklahoma. PetroQuest trades on the Nasdaq National Market under the ticker symbol “PQUE.”
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.